Exhibit 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Innovative Companies, Inc. of our report dated June 9, 2003 which appears in the Registrant’s Form 10KSB for the year ended March 31, 2003.

Brimmer, Burek & Keelan LLP

Brimmer, Burek & Keelan LLP

April 2, 2004